UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 10, 2024

Reneo Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40315	47-2309515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18575 Jamboree Road, Suite 275-S
Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 283-0280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	RPHM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 10, 2024, Reneo Pharmaceuticals, Inc., a Delaware corporation (“Reneo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Reneo, Radiate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Reneo (“Merger Sub I”), Radiate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Reneo (“Merger Sub II”), and OnKure, Inc., a Delaware corporation (“OnKure”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, (a) Merger Sub I will merge with and into OnKure (the “First Merger”), with Merger Sub ceasing to exist and OnKure surviving the merger as a wholly owned subsidiary of Reneo, and (b) as promptly as practicable following the First Merger, OnKure, as the surviving corporation of the First Merger, will merge with and into Merger Sub II, with OnKure ceasing to exist and Merger Sub II surviving the merger as a wholly owned subsidiary of Reneo (together with the First Merger, the “Mergers”). The Mergers are intended to qualify for federal income tax purposes as a tax-free reorganization.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “First Effective Time”), (a) each then-outstanding share of OnKure’s common stock, par value $0.0001 per share (“OnKure Common Stock”) will be converted into the right to receive a number of shares of common stock of Reneo, which prior to closing will be reclassified as Class A common stock, par value $0.0001 per share, of Reneo (“Reneo Class A Common Stock”), based on a ratio calculated in accordance with the Merger Agreement (the “Common Stock Exchange Ratio”) and (b) each then-outstanding share of OnKure’s preferred stock, par value $0.0001 per share (“OnKure Preferred Stock”) will be converted into the right to receive a number of shares of Reneo Common Stock (as defined below), based on a ratio calculated in accordance with the Merger Agreement (the “Preferred Stock Exchange Ratio” and, together with the Common Stock Exchange Ratio, the “Exchange Ratios”) (the shares of Reneo Class A Common Stock issuable pursuant to the foregoing clauses (a) and (b) and any shares of Reneo Class B Common Stock issuable pursuant to the immediately following clause, the “Merger Consideration”); provided that a holder of OnKure Preferred Stock will receive all or a portion of the Merger Consideration that they would otherwise receive in the form of Reneo Class A Common Stock in an equal number of shares of a new series of non-voting common stock designated Class B common stock, par value $0.0001 per share, of Reneo (“Reneo Class B Common Stock” and, together with Reneo Class A Common Stock, “Reneo Common Stock”, and such shares of Reneo Class B Common Stock will also constitute Merger Consideration).

Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, each restricted stock unit (“OnKure RSU”) corresponding to shares of OnKure Preferred Stock issued pursuant to the OnKure 2023 RSU Equity Incentive Plan, the OnKure 2021 Stock Incentive Plan or the OnKure 2011 Stock Incentive Plan (the “OnKure Equity Plans”) that is outstanding immediately prior to the First Effective Time will be assumed by Reneo and will be converted into a Reneo restricted stock unit award (“Converted Reneo RSU”) covering a number of shares of Reneo Class A Common Stock equal to the Preferred Stock Exchange Ratio multiplied by the aggregate number of shares of OnKure Preferred Stock covered by such OnKure RSU immediately prior to the First Effective Time. Each Converted Reneo RSU will be subject to the same terms and conditions (including vesting and repurchase provisions) that are applicable to such OnKure RSU as of immediately prior to the First Effective Time (with such changes as Reneo and OnKure mutually agree are appropriate to reflect the assumption of the OnKure RSUs by Reneo).

Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, each then-outstanding option to purchase OnKure Common Stock (“OnKure Option”) will be assumed by Reneo and converted into an option to purchase Reneo Class A Common Stock (“Converted Reneo Option”), subject to the adjustments set forth in the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the First Effective Time, Reneo will assume the OnKure Equity Plans and any award agreements related to the Converted Reneo Options and Converted Reneo RSUs and, other than as set forth in the Merger Agreement, each Converted Reneo Option will be subject to the same terms and conditions (including vesting schedule, repurchase provisions, forfeiture provisions, and any restrictions on exercisability) that are applicable to such OnKure Option as of immediately prior to the First Effective Time (with such changes as Reneo and OnKure mutually agree are appropriate to reflect the assumption of the OnKure Options by Reneo).

Pursuant to the Common Stock Exchange Ratio and Preferred Stock Exchange Ratio formulas in the Merger Agreement, upon the First Effective Time, on a pro forma basis and based upon the number of shares of Reneo Common Stock expected to be issued in the Mergers, pre-Mergers OnKure stockholders are expected to own approximately 69.4% of the combined company, pre-Mergers Reneo stockholders are expected to own approximately 30.6% of the combined company on a fully-diluted basis (prior to giving effect to the Concurrent PIPE Investment described below and excluding any shares reserved for future grants under the 2024 Equity Incentive Plan and the 2024 ESPP, each as defined in the Merger Agreement). The ownership percentage of pre-Mergers Reneo stockholders will be adjusted upward if Reneo’s net cash as of the close of business on the business day immediately preceding the closing date is greater than $61.0 million or downward if Reneo’s net cash as of the close of business on the business day immediately preceding the closing date is less than $59.0 million.

The Exchange Ratios assume (a) a valuation for Reneo of $75.0 million, which is subject to adjustment to the extent that Reneo’s net cash is greater than $61.0 million or less than $59.0 million, and (b) a valuation for OnKure of $170.0 million. The Exchange Ratios are also based on the relative capitalization of each of Reneo and OnKure, using the treasury stock method, as set forth in the Merger Agreement.

In connection with the Mergers, Reneo will seek the approval of its stockholders to, among other things, (a) issue Reneo Common Stock in connection with (i) the First Merger and (ii) the concurrent purchase, for cash or the cancellation of convertible debt incurred by OnKure, of a number of shares of Reneo Class A Common Stock by certain investors representing an aggregate commitment of not less than $60.0 million, which amount may be increased by up to $20.0 million (such purchase, the “Concurrent PIPE Investment”) in accordance with the rules of The Nasdaq Stock Market LLC (“Nasdaq”) (the “Nasdaq Issuance Proposal”), (b) amend Reneo’s amended and restated certificate of incorporation to effect a reverse stock split of Reneo’s common stock, at a reverse stock split ratio determined by OnKure (subject to Reneo’s approval, such approval not to be unreasonably withheld, conditioned or delayed) (the “Reverse Stock Split Proposal”), (c) amend Reneo’s amended and restated certificate of incorporation to (i) change Reneo’s name to “OnKure Therapeutics, Inc.” and (ii) reclassify the Reneo Class A Common Stock and create the new Reneo Class B Common Stock (together with the Reverse Stock Split Proposal, the “Charter Amendment Proposals” and, the Nasdaq Issuance Proposal and the Charter Amendment Proposals, together, the “Required Stockholder Proposals”), (d) adopt the 2024 Equity Incentive Plan, and (e) adopt the 2024 ESPP (collectively, the “Reneo Stockholder Proposals”).

Each of Reneo and OnKure has agreed to customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants relating to (a) obtaining the requisite approval of their respective stockholders, (b) non-solicitation of alternative acquisition proposals, (c) the conduct of their respective businesses during the period between the date of signing the Merger Agreement and the closing of the Mergers, (d) Reneo using commercially reasonable efforts to maintain the existing listing of its common stock on Nasdaq and cause the shares of Reneo Common Stock to be issued in connection with the Mergers to be approved for listing on Nasdaq prior to the closing of the Mergers, (e) Reneo filing with the U.S. Securities and Exchange Commission (the “SEC”) and causing to become effective a registration statement on Form S-4 to register the shares of Reneo Common Stock to be issued in connection with the Mergers (the “Registration Statement”), (f) the Reneo board of directors adopting the 2024 Equity Incentive Plan and the 2024 ESPP, and (g) Reneo using commercially reasonable efforts to terminate the Reneo 2021 Employee Stock Purchase Plan.

Consummation of the Mergers is subject to certain closing conditions, including, among other things, (a) the effectiveness of the Registration Statement, (b) no law, temporary restraining order, preliminary or permanent injunction or other judgement, order or decree preventing the consummation of the transactions contemplated by the Merger Agreement, (c) approval by Reneo stockholders of the Required Stockholder Proposals, (d) approval by the requisite OnKure stockholders of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, (e) Nasdaq’s approval of the listing of the shares of Reneo Class A Common Stock to be issued in connection with the Mergers, (f) an amendment to OnKure’s amended and restated certificate of incorporation, (g) an executed Subscription Agreement for the Concurrent PIPE Investment in full force and effect evidencing cash proceeds of not less than $60.0 million to be received by Reneo immediately prior to or immediately after the closing of the Mergers, and (h) Reneo’s net cash at the closing of the Mergers being no less than $55.0 million. Each party’s obligation to consummate the Mergers is also subject to other specified customary conditions, including regarding the accuracy of the representations and warranties of the other party, subject to the applicable materiality standard, the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the closing of the Mergers, and the absence of a material adverse effect on the other party’s business.

Pursuant to the Merger Agreement and contingent on the closing of the Mergers, Reneo has agreed that, as of the closing of the Mergers, Reneo will grant no new awards under the Equity Plans (as defined herein) and will terminate the Equity Plans (to the extent not previously expired or terminated) for future use no later than immediately prior to the closing of the Mergers.

The Merger Agreement contains certain termination rights of each of Reneo and OnKure. Upon termination of the Merger Agreement under specified circumstances, Reneo may be required to pay OnKure a termination fee of $3.0 million, and in certain other circumstances, OnKure may be required to pay Reneo a termination fee of $3.0 million.

At the First Effective Time, the board of directors of Reneo is expected to consist of eight members, six of whom will be designated by OnKure and two of whom will be designated by Reneo.

Support Agreements and Lock-Up Agreements

Concurrently and in connection with the execution of the Merger Agreement, (a) certain stockholders of OnKure (solely in their respective capacities as OnKure stockholders) holding approximately 98.3% of the outstanding shares of OnKure preferred stock and approximately 77.3% of the outstanding shares of OnKure capital stock, have entered into support agreements with Reneo and OnKure to vote all of their shares of OnKure capital stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby (the “OnKure Support Agreements”) and (b) certain stockholders of Reneo holding approximately 28.2% of the outstanding shares of Reneo common stock have entered into support agreements with Reneo and OnKure to vote all of their shares of Reneo common stock in favor of the Reneo Stockholder Proposals (the “Reneo Support Agreements,” and, together with the OnKure Support Agreements, the “Support Agreements”).

Concurrently and in connection with the execution of the Merger Agreement, the executive officers and directors of OnKure, certain stockholders of OnKure and the directors of Reneo that are expected to remain on the board of directors of Reneo following the closing of the Mergers, have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which, and subject to specified exceptions, they have agreed not to transfer their shares of Reneo Common Stock for the 180-day period following the closing of the Mergers.

The preceding summaries of the Merger Agreement, the Support Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, the form of Reneo Support Agreement, the form of OnKure Support Agreement, and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Reneo or OnKure or to modify or supplement any factual disclosures about Reneo in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of OnKure, Reneo, Merger Sub I and Merger Sub II made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Reneo, OnKure or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Private Placement and Subscription Agreement

On May 10, 2024, Reneo entered into a Subscription Agreement (the “Subscription Agreement”) with certain existing OnKure stockholders and new investors (the “PIPE Investors”) relating to the Concurrent PIPE Investment.

Pursuant to the Subscription Agreement, and subject to the terms and conditions of such agreements, Reneo agreed to sell, and the PIPE Investors agreed to purchase, shares of Reneo Class A Common Stock for an aggregate purchase price of $65.0 million.

The Concurrent PIPE Investment is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering. The PIPE Investors represented that they are acquiring the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities issued under the Subscription Agreement.

The foregoing summary of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

At the closing of the Concurrent PIPE Investment, in connection with the Subscription Agreement, Reneo has agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PIPE Investors. Pursuant to the Registration Rights Agreement, Reneo will prepare and file a resale registration statement with the SEC within 45 calendar days following the closing of the Concurrent PIPE Investment. Reneo will use commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 90 calendar days of the closing of the Concurrent PIPE Investment (or within 120 calendar days if the SEC reviews the registration statement or by such deadline as otherwise provided in the Registration Rights Agreement based on certain conditions addressed therein).

Reneo will also agree to, among other things, indemnify the PIPE Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to Reneo’s obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is attached as Exhibit B to the Subscription Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Reneo Class A Common Stock to be issued in the Concurrent PIPE Investment will be issued in private placements exempt from registration under Section 4(a)(2) of the Securities Act because the offer and sale of such securities do not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 5.01.	Changes in Control of Registrant.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by this Item, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 10, 2024, Reneo approved the acceleration of vesting in connection with the Mergers of all equity awards (to the extent not already vested, and with any performance-based vesting deemed to have been achieved at 100% of the applicable target level) held by certain individuals that will be outstanding as of immediately prior to the closing of the First Merger pursuant to (or that are otherwise subject to the terms of) Reneo’s 2014 Equity Incentive Plan (the “2014 Plan”) and 2021 Equity Incentive Plan (the “2021 Plan”, and together with the 2014 Plan, the “Equity Plans”), including all awards held by Gregory J. Flesher, Alejandro Dorenbaum, Jennifer Lam and Ashley F. Hall.

On May 10, 2024, Reneo approved a modification in connection with the Mergers of all stock options granted pursuant to (or that are otherwise subject to the terms of) the Equity Plans to certain members of management, including Gregory J. Flesher, Alejandro Dorenbaum, Jennifer Lam and Ashley F. Hall, that are outstanding as of the date of the Merger Agreement pursuant to which the exercise window applicable to all such stock options held by such individual following the termination of service of such individual with Reneo (or an affiliate thereof) other than for Cause (as defined in the Equity Plans) will be the longer of: (a) a period of three months following termination of service; or (b) a period commencing on the date of termination of service and ending on the six-month anniversary of the closing of the First Merger; provided, however, that in the event that the Merger Agreement is terminated in accordance with its terms, such exercise window will be the longer of: (i) a period of three months following termination of service; or (ii) a period of three months following termination of the Merger Agreement; provided, further, that in no event will the exercise window of any option be extended beyond the term applicable to such option.

On May 10, 2024, Reneo approved a retention agreement with Jennifer Lam (the “Lam Retention Agreement”), the form of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, that provides Ms. Lam with the opportunity to earn a one-time cash bonus in the gross amount of $180,000, which bonus will be earned if either (a) Ms. Lam remains continuously employed in good standing by Reneo or an affiliate thereof through December 31, 2024, or (b) Ms. Lam is terminated by Reneo or an affiliate thereof without cause, subject to timely execution of a general release of claims, in each case, in accordance with the terms of the Lam Retention Agreement.

On May 10, 2024, Reneo approved consulting agreements (“Consulting Agreements”), the form of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference, pursuant to which certain individuals, including each of Gregory J. Flesher, Alejandro Dorenbaum, and Ashley F. Hall, agree to provide consulting services to Reneo for up to five hours per month for a period of six months following the closing of the First Merger (unless earlier terminated in accordance with the terms of the applicable Consulting Agreement) in exchange for a one-time cash payment in the gross amount of $20,000 for Mr. Flesher and $15,000 for the other consultants, including each of Mr. Dorenbaum and Ms. Hall, payable within ten days following the six-month anniversary of the closing of the First Merger (unless the applicable Consulting Agreement is terminated for Cause (as defined in the applicable Consulting Agreement) prior to such time in accordance with its terms). In addition, in connection with the closing of the First Merger and effective as of the closing of the First Merger, each of Mr. Flesher, Mr.Dorenbaum, and Ms. Hall are expected to resign as executive officers of Reneo.

Item 7.01.	Regulation FD Disclosure.

On May 13, 2024, Reneo and OnKure issued a joint press release announcing the execution of the Merger Agreement and the Subscription Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Reneo and OnKure in connection with the Mergers.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed business combination involving Reneo and OnKure, the Concurrent PIPE Investment and any related proposed transactions (collectively, the “Proposed Transactions”). Any statements contained in this Current Report that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seem,” “seek,” “should,” “target,” “will,” “would,” and similar expressions that indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the Proposed Transactions; the combined company’s capitalization and the planned use of proceeds following the Proposed Transactions; the expected executive officers and directors of the combined company; the potential of, and plans and expectations regarding, the combined company’s product candidates; the development of the combined company’s current and future product candidates; the future operations of Reneo, OnKure and the combined company; and the commercial potential of the combined company’s product candidates, including any anticipated milestones.

These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of Reneo’s and OnKure’s management and are not assurances as to actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances, many of which are outside of the control of Reneo and OnKure, are difficult or impossible to predict and will differ from assumptions underlying forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties, including, among other things: the risk that the conditions to the closing of the Proposed Transactions are not satisfied, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Reneo, OnKure or the combined company or that the approval of the stockholders of Reneo or OnKure is not obtained on the timeline expected, if at all; uncertainties as to the timing of the closing of the Proposed Transactions and the ability of each of Reneo and OnKure to consummate the Proposed Transactions; risks related to the ability of Reneo and OnKure to correctly estimate and manage their respective operating expenses and expenses associated with the Proposed Transactions pending the closing of the Proposed Transactions; risks associated with the possible failure to realize certain anticipated benefits of the Proposed Transactions, including with respect to future financial and operating results; the potential for the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Proposed Transactions and any agreements entered into in connection therewith; the possible effect of the announcement, pendency or completion of the Proposed Transactions on Reneo’s or OnKure’s business relationships, operating results and business generally; the risk that as a result of adjustments to the exchange ratio, Reneo stockholders and OnKure stockholders could own more or less of the combined company than is currently anticipated; risks related to the market price of Reneo’s common stock relative to the value suggested by the exchange ratio; unexpected costs, charges or expenses resulting from the Proposed Transactions; the potential for, and uncertainty associated with the outcome of, any legal proceedings that may be instituted against Reneo or OnKure or any of their respective directors or officers related to the Proposed Transactions; risks related to OnKure’s early stage of development; the uncertainties associated with OnKure’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the completion of clinical trials; the significant net losses each of Reneo and OnKure has incurred since inception; the combined company’s ability to initiate and complete ongoing and planned preclinical studies and clinical trials and advance its product candidates through clinical development; the timing of the availability of data from the combined company’s clinical trials; the outcome of preclinical testing and clinical trials of the combined company’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; the combined company’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the combined company’s product candidates; the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all; the combined company’s ability to attract, hire, and retain skilled executive officers and employees; the combined company’s ability to protect its intellectual property and proprietary technologies; the combined company’s reliance on third parties, contract manufacturers, and contract research organizations; the possibility that Reneo, OnKure or the combined company may be adversely affected by other economic, business, or competitive factors; risks associated with changes in applicable laws or regulations; those factors discussed in Reneo’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 under the heading “Item 1A. Risk Factors” and in Reneo’s other filings with the SEC; and other risks.

This Current Report also concerns product candidates that are under clinical investigation and which have not yet been approved for marketing by the U.S. Food and Drug Administration. Such product candidates are currently limited by federal law to investigational use, and no representation is made as to their safety or effectiveness for the purposes for which they are being investigated.

Additional Information and Where to Find It

The information herein does not purport to be all-inclusive or contain all the information that may be required to make a full analysis of Reneo, OnKure, the combined company or the Proposed Transactions. Readers should each make their own evaluation of Reneo and OnKure and of the relevance and adequacy of the information disclosed herein and made available elsewhere by Reneo and OnKure, as described below, and should make such other investigations as they deem necessary.

This Current Report may be deemed to be solicitation material in respect of the Proposed Transactions. In connection with the Proposed Transactions, Reneo will file relevant materials with the SEC, including a registration statement on Form S-4 (the “Form S-4”) that will contain a proxy statement (the “Proxy Statement”) and prospectus. This Current Report is not a substitute for the Form S-4, the Proxy Statement or for any other document that Reneo may file with the SEC and/or send to Reneo’s stockholders in connection with the Proposed Transactions. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF RENEO AND ONKURE ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT RENEO, ONKURE, THE COMBINED COMPANY, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Reneo with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Reneo with the SEC will also be available free of charge on Reneo’s website at www.reneopharma.com/investors or by contacting Reneo’s Investor Relations at investors@reneopharma.com.

Participants in the Solicitation

Reneo, OnKure and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Reneo’s stockholders with respect to the Proposed Transactions under the rules of the SEC. Information about the directors and executive officers of Reneo and their ownership of common stock of Reneo is set forth in its Annual Report on Form 10-K for the year ended December 31, 2023, which was filed with the SEC on March 28, 2024, as amended on April 26, 2024, including under the sections entitled “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, and “Item 13. Certain Relationships and Related Transactions, and Director Independence”. To the extent the security holdings of directors and executive officers of Reneo have changed since the amounts described in this filing, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which can be found at no charge at the SEC’s website at www.sec.gov. In addition, certain of Reneo’s executive officers are expected to provide consulting services to the combined company following the closing of the Mergers. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

OnKure and its directors and executive officers, which consist of R. Michael Carruthers, Isaac Manke, Ph.D., Andrew Phillips, Ph.D., who are the non-employee members of the OnKure board of directors, Nicholas A. Saccomano, Ph.D., OnKure’s President and Chief Executive Officer and a member of the OnKure board of directors, and Jason Leverone, OnKure’s Chief Financial Officer, may be deemed to be participants in the solicitation of proxies from Reneo stockholders in connection with the Proposed Transactions. In the Proposed Transactions, certain outstanding, unvested equity awards held by Dr. Saccomano will become fully vested. Following the closing of the Proposed Transactions, Dr. Saccomano and Mr. Leverone will be named the President and Chief Executive Officer and Chief Financial Officer, respectively, of Reneo. Additional information about the OnKure directors and executive officers, including their direct and indirect interests in Reneo, by security holdings or otherwise, will be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available. That document can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Current Report is for informational purposes only and is neither an offer to sell, nor a solicitation of an offer to buy or subscribe for, any securities of Reneo or OnKure, nor is it a solicitation of any vote in any jurisdiction with respect to the Proposed Transactions or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated May 10, 2024, by and among Reneo Pharmaceuticals, Inc., Radiate Merger Sub I, Inc., Radiate Merger Sub II, LLC and OnKure, Inc.

10.1*	Form of Reneo Support Agreement (included as Exhibit C in Exhibit 2.1)

10.2*	Form of OnKure Support Agreement (included as Exhibit D-1 in Exhibit 2.1)

10.3	Form of Lock-Up Agreement (included as Exhibit E in Exhibit 2.1)

10.4*	Subscription Agreement dated May 10, 2024

10.5	Letter Agreement by and between Reneo Pharmaceuticals, Inc. and Jennifer Lam

10.6	Form of Consulting Agreement

99.1	Press Release, dated May 13, 2024, jointly issued by Reneo Pharmaceuticals, Inc. and OnKure, Inc.

99.2	Investor Presentation, dated May 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and/or schedules (and similar attachments) have been omitted pursuant to the provisions of Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to furnish supplementally to the Securities and Exchange Commission (SEC) upon request by the SEC copies of any of the omitted exhibits and schedules (or similar attachments).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2024

Reneo Pharmaceuticals, Inc.

By:	/s/ Gregory J. Flesher
Name:	Gregory J. Flesher
Title:	President and Chief Executive Officer (Principal Executive Officer)